UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2007

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2007, the Compensation Committee of the Board of Directors of Lightbridge, Inc. (the "Company") approved an amendment to the Employment Agreement, dated January 7, 2005, between the Company and Robert E. Donahue, the Company’s President and Chief Executive Officer and one of its directors (the "Employment Agreement"). The Employment Agreement was amended to provide for the immediate vesting of all of the unexercised Company stock options then held by Mr. Donahue in the event that (i) Mr. Donahue’s employment with the Company is terminated without Cause, or (ii) Mr. Donahue terminates his employment with Company for Good Reason, within two years following a Change in Control of the Company (as defined in Section 15(b) of the Company’s 2004 Stock Option Plan). This amendment was adopted to cause the vesting provisions of Mr. Donahue’s Employment Agreement to mirror the vesting provisions of the Company’s agreements with other executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

January 16, 2007	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer